Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES ANNOUNCES THE PROMOTION OF

RONALD E. KENDALL TO EVP - GOVERNMENT RELATIONS AND

THE TRANSITION OF F. JOSEPH MORAVEC TO SENIOR ADVISOR

WASHINGTON, D.C. – September 11, 2015 – Easterly Government Properties, Inc. (NYSE: DEA), a fully integrated real estate investment trust focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, announced today it has promoted Ronald E. Kendall to Executive Vice President – Government Relations. Concurrent with Mr. Kendall’s promotion, F. Joseph Moravec has retired from his current position and transitioned to a Senior Advisor role with the Company.

Mr. Kendall joined Easterly’s predecessor in 2014 and brings over 26 years of experience with the General Services Administration (“GSA”) to the Government Relations role, including having served as Chief Asset Officer and Director, National Leasing Policy of the Public Buildings Service (“PBS”), a role in which he led the formulation of pricing policies and asset management strategies for the PBS’s owned and leased inventory.

Prior to joining Easterly’s predecessor, Mr. Kendall was president of Ron Kendall & Associates, a company that provided strategic and tactical consulting to organizations pursuing or renewing federal real estate contracts. From 2010 to 2011, Mr. Kendall was staff director at the U.S. House of Representatives in the Transportation and Infrastructure Committee, Subcommittee on Economic Development, Public Buildings and Emergency Management. Prior to that, Mr. Kendall directed the long-range facilities planning activities of the federal Judiciary at the Administrative Office of the U.S. Courts (“AOUSC”) from 2005 to 2010.

“We are very proud to announce Ron’s promotion. As a former practitioner and leader in the GSA commercial real estate space, Ron is a key member of the Easterly team, whose contributions will continue to drive the Company’s long term success” said William C. Trimble III, Chief Executive Officer of Easterly.

Mr. Moravec, age 65, has served Easterly or its predecessor since 2011 and is retiring after a highly successful 42-year career in the commercial real estate industry, including service as Commissioner of the GSA’s Public Buildings Service from 2001 to 2005.

“We are grateful for Joe’s dedication and valuable contributions to the Company and are pleased that, given his GSA and commercial real estate expertise, he will remain a Senior Advisor and friend to the Company” said William C. Trimble III.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to those risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on March 30, 2015. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Contact:

Easterly Government Properties, Inc.

Alison M. Bernard

Chief Financial Officer

202-971-9867

IR@easterlyreit.com